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                                                                  EXHIBIT 99.7.A

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-89875 of Titanium Universal Life Variable Account of United Investors Life Insurance Company on Form S-6 of our report dated January 28, 2000 relating to the financial statements of United Investors Life Insurance Company, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


Dallas, Texas
April 21, 2000
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                                                                  EXHIBIT 99.7.A

                              Accountants' Consent


The Board of Directors of
United Investors Life Insurance Company


We consent to the use of our report dated January 29, 1999, relating to the balance sheet of United Investors Life Insurance Company as of December 31, 1998, and the related statements of operations, comprehensive income, shareholders' equity, and the cash flows for each of the years in the two-year period ended December 31, 1998, as contained in Post-Effective Amendment No. 1 to Form S-6 for Titanium Universal Life Variable Account. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


                                      /s/ KPMG LLP
                                      ------------
                                      KPMG LLP

Birmingham, Alabama
April 21, 2000